As filed with the Securities and Exchange Commission on August 1, 2019

Registration No. 033-18775
Registration No. 033-14203
Registration No. 033-22375
Registration No. 033-40403
Registration No. 033-43030
Registration No. 033-53986
Registration No. 033-57633
Registration No. 033-63767
Registration No. 333-29915
Registration No. 333-62792
Registration No. 333-72394
Registration No. 333-113748
Registration No. 333-146741
Registration No. 333-154929
Registration No. 333-160237
Registration No. 333-168893
Registration No. 333-184675
Registration No. 333-184676
Registration No. 333-205796
Registration No. 333-208142
Registration No. 333-216598
Registration No. 333-226436
Registration No. 333-226437

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 to:
Form S-8 Registration Statement No. 033-18775
Form S-8 Registration Statement No. 033-14203
Form S-8 Registration Statement No. 033-22375
Form S-8 Registration Statement No. 033-40403
Form S-8 Registration Statement No. 033-43030
Form S-8 Registration Statement No. 033-53986
Form S-8 Registration Statement No. 033-57633
Form S-8 Registration Statement No. 033-63767
Form S-8 Registration Statement No. 333-29915
Form S-8 Registration Statement No. 333-62792
Form S-8 Registration Statement No. 333-72394
Form S-8 Registration Statement No. 333-113748
Form S-8 Registration Statement No. 333-146741
Form S-8 Registration Statement No. 333-154929
Form S-8 Registration Statement No. 333-160237
Form S-8 Registration Statement No. 333-168893
Form S-8 Registration Statement No. 333-184675
Form S-8 Registration Statement No. 333-184676
Form S-8 Registration Statement No. 333-205796
Form S-8 Registration Statement No. 333-208142
Form S-8 Registration Statement No. 333-216598
Form S-8 Registration Statement No. 333-226436
Form S-8 Registration Statement No. 333-226437

UNDER
THE SECURITIES ACT OF 1933

TCF FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	41-1591444
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, MN 55391-1693
(Address of Principal Executive Offices) (Zip Code)

TCF Employee Stock Bonus Plan - 401(K)
Stock Option and Incentive Plan of TCF Financial
TCF Employee Stock Ownership Plan - 401(K)
Supplemental Employee Retirement Plan
The Great Lakes Bancorp 401(K) Savings and Investment Plan
TCF Financial 1995 Incentive Stock Program
Winthrop Resources Corporation 1992 Stock Incentive Plan
TCF Employees Stock Purchase Plan (F/K/A TCF Employees Stock Ownership Plan - 401(K)) and Supplemental Employees Retirement Plan
TCF Employees Stock Purchase Plan - Supplemental Plan
TCF Financial Incentive Stock Program
TCF Financial 2015 Omnibus Incentive Plan
TCF 401k Supplemental Plan
TCF 401k Plan
Amended and Restated TCF Financial 2015 Omnibus Incentive Plan
(Full title of the plan)

Craig R. Dahl
Chief Executive Officer and President
TCF Financial Corporation
333 W. Fort Street, Suite 1800
Detroit, Michigan 48226
(Name and address of agent for service)
(800) 867-9757
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No.1 relates to the following Registration Statements on Form S-8 (collectively, the "Registration Statements") of TCF Financial Corporation, a Delaware corporation (the "Registrant" or "Legacy TCF"):

•
File No. 033-18775, filed with the Securities and Exchange Commission (the "Commission") on November 27, 1987, registering an indeterminable number of shares of the Registrant’s common stock, $0.01 par value (the "Common Stock"), that may be purchased from time to time under the TCF Employee Stock Bonus Plan - 401(K);

•	File No. 033-14203, filed with the Commission on November 27, 1987, registering 643,321 shares of Common Stock under the Stock Option and Incentive Plan of TCF Financial;

•	File No. 033-22375, filed with the Commission on June 8, 1988, registering 298,500 shares of Common Stock under the Stock Option and Incentive Plan of TCF Financial;

•	File No. 033-40403, filed with the Commission on May 6, 1991, registering 300,000 shares of Common Stock under the Stock Option and Incentive Plan of TCF Financial;

•
File No. 033-43030, filed with the Commission on September 30, 1991, registering 550,000 shares of common stock under the TCF Employee Stock Ownership Plan - 401(K) and Supplemental Employee Retirement Plan and an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described therein;

•	File No. 033-53986, filed with the Commission on November 2, 1992, registering 300,000 shares of Common Stock under the Stock Option and Incentive Plan of TCF Financial;

•
File No. 033-57633, filed with the Commission on February 8, 1995, registering 25,516 shares of Common Stock (and related preferred share purchase rights associated with the Common Stock) under The Great Lakes Bancorp 401(K) Savings and Investment Plan and an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described therein;

•
File No. 033-63767, filed with the Commission on October 27, 1995, registering 873,254 shares of Common Stock on a post-split basis (and related preferred share purchase rights associated with the Common Stock) under the TCF Financial 1995 Incentive Stock Program;

•
File No. 333-29915, filed with the Commission on June 24, 1997, registering 349,082 shares of Common Stock (and related preferred share purchase rights associated with the Common Stock) under the Winthrop Resources Corporation 1992 Stock Incentive Plan;

•
File No. 333-62792, filed with the Commission on June 12, 2001, registering 2,500,000 shares of Common Stock (and related preferred share purchase rights associated with the Common Stock) under the TCF Financial 1995 Incentive Stock Program;

•
File No. 333-72394, filed with the Commission on October 29, 2001, registering 750,000 shares of Common Stock (and related preferred share purchase rights associated with the Common Stock) under the TCF Employees Stock Purchase Plan (F/K/A TCF Employees Stock Ownership Plan - 401(K)) and Supplemental Employees Retirement Plan and an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described therein;

•
File No. 333-113748, filed with the Commission on March 19, 2004, registering 1,000,000 shares of Common Stock (and related preferred share purchase rights associated with the Common Stock) under the TCF Employees Stock Purchase Plan and Supplemental Employees Retirement Plan and an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described therein;

•
File No. 333-146741, filed with the Commission on October 16, 2007, registering 2,000,000 shares of Common Stock (and related preferred share purchase rights associated with the Common Stock) under the TCF Employees Stock Purchase Plan and TCF Employees Stock Purchase Plan - Supplemental Plan and an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described therein;

•
File No. 333-154929, filed with the Commission on October 31, 2008, registering 3,000,000 shares of Common Stock (and related preferred share purchase rights associated with the Common Stock) under the TCF Employees Stock Purchase Plan and TCF Employees Stock Purchase Plan - Supplemental Plan and an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described therein;

•	File No. 333-160237, filed with the Commission on June 25, 2009, registering 2,000,000 shares of Common Stock under the TCF Financial Incentive Stock Program;

•
File No. 333-168893, filed with the Commission on August 17, 2010, registering 3,000,000 shares of Common Stock under the TCF Employees Stock Purchase Plan and TCF Employees Stock Purchase Plan - Supplemental Plan and an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described therein;

•	File No. 333-184675, filed with the Commission on October 31, 2012, registering 2,000,000 shares of Common Stock under the TCF Financial Incentive Stock Program;

•
File No. 333-184676, filed with the Commission on October 31, 2012, registering 4,000,000 shares of Common Stock under the TCF Employees Stock Purchase Plan and TCF Employees Stock Purchase Plan - Supplemental Plan and an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described therein;

•
File No. 333-205796, filed with the Commission on July 22, 2015, registering 6,000,000 shares of Common Stock under the TCF Employees Stock Purchase Plan and an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described therein;

•	File No. 333-208142, filed with the Commission on November 20, 2015, registering 2,561,692 shares of Common Stock under the TCF Financial 2015 Omnibus Incentive Plan;

•
File No. 333-216598, filed with the Commission on March 10, 2017, registering 1,000,000 shares of Common Stock under the TCF 401K Supplemental Plan and an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described therein;

•
File No. 333-226436, filed with the Commission on July 30, 2018, registering 10,000,000 shares of Common Stock under the TCF 401K Plan and an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described therein; and

•	File No. 333-226437, filed with the Commission on July 30, 2018, registering 4,000,000 shares of Common Stock under the Amended and Restated TCF Financial 2015 Omnibus Incentive Plan.

On August 1, 2019, pursuant to the Agreement and Plan of Merger, dated as of January 27, 2019 (the "Merger Agreement"), by and between the Registrant and Chemical Financial Corporation, a Michigan corporation ("Chemical"), the Registrant merged with and into Chemical (the "Merger"), with Chemical continuing as the surviving corporation (the "Surviving Corporation"), and as successor in interest to the Registrant. In connection with the consummation of the Merger, the Surviving Corporation changed its name to "TCF Financial Corporation."

As a result of the Merger, the Registrant terminates any and all offerings of its securities pursuant to the Registration Statements and deregisters any and all securities registered but unsold under the Registration Statements, if any, in accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 1, 2019. No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

TCF Financial Corporation, a Michigan corporation As successor by merger to TCF Financial Corporation, a Delaware corporation

By:	/s/ Craig R. Dahl
Name:	Craig R. Dahl
Title:	Chief Executive Officer and President